Exhibit 32

                           CERTIFICATION PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the annual filing of HydroFlo, Inc., a North Carolina corporation (the "Company"), on Form 10KSB for the period ended June 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Dennis
Mast, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis Mast
    Dennis Mast
    Chief Financial Officer and CEO

Date: 9/19/03